Exhibit 99.1

Duluth Holdings Inc. Announces Fourth Quarter and Fiscal 2019 Financial Results

MOUNT HOREB, WI - March 19, 2020 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s casual wear, workwear and accessories, today announced its financial results for the fiscal fourth quarter and fiscal year ended February 2, 2020.

Highlights for the Fourth Quarter Ended February 2, 2020 (13 weeks compared to 14 weeks last year)

•	Net sales increased 3.6% to $259.6 million compared to $250.5 million in the prior-year fourth quarter, which included $7.7 million of net sales from the 14th week
•	Gross margin increased to 52.8% compared to 52.4% in the prior-year fourth quarter
•	Operating income increased 10.1% to $33.1 million, or 12.8% of net sales, compared to $30.1 million, or 12.0% of net sales in the prior-year fourth quarter
•	Net income was $24.4 million, or $0.75 per diluted share, compared to $20.6 million, or $0.64 per diluted share in the prior-year fourth quarter
•	Adjusted EBITDA[1] increased 13.7% to $39.9 million compared to $35.1 million in the prior-year fourth quarter
•	The Company opened three new retail stores in Bloomington, MN; Franklin, TN and Knoxville, TN, totaling approximately 29,000 gross square feet
•	40th consecutive quarter of increased net sales year-over-year

1See Reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Highlights for the Fiscal Year Ended February 2, 2020 (52 weeks compared to 53 weeks last year)

•	Net sales increased 8.4% to $615.6 million compared to $568.1 million in the prior year, which included $7.7 million of net sales from the 53rd week
•	Gross margin decreased to 53.3% compared to 54.6% in the prior year
•	Operating income decreased to $28.1 million, or 4.6% of net sales, compared to $37.2 million, or 6.5% of net sales in the prior year
•	Net income was $18.9 million, or $0.58 per diluted share, compared to $23.2 million, or $0.72 per diluted share in the prior year
•	Adjusted EBITDA[1] was flat compared to the prior year at $51.9 million
•	The Company opened 15 retail stores, totaling approximately 215,000 gross square feet, and ended the year with a total of 61 stores

1See Reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

“We entered the fourth quarter well prepared to serve our customers during the peak holiday season, yet like many retailers, significant headwinds of a shortened holiday shopping season and unseasonably warm weather limited our fourth quarter potential. Net sales grew 7% on a comparable 13-week basis and due to our intense focus on managing expenses, reported operating margin improved 80 basis points year-over-year,” said Stephen L. Schlecht, Founder and Chief Executive Officer of Duluth Trading.

Operating Results for the Fourth Quarter Ended February 2, 2020 (13 weeks compared to 14 weeks last year)

Net sales increased 3.6% to $259.6 million, compared to $250.5 million in the same period a year ago. The increase was driven by a  11.6% growth in retail net sales, partially offset by a  0.6%  decline in direct net sales.  The inclusion of the 53rd week in fiscal 2018 amounted to an additional $7.7 million of net sales. The increase in retail net sales was attributed to the opening of 15 new retail stores during fiscal 2019, partially offset by a decline in existing store sales. Direct net sales growth in established markets with a store continued to outpace markets without a store.

Women’s business net sales increased 9.2% driven by fall and winter gear and the expansion of the women’s plus line. Men’s business net sales increased 2.1% driven by new products and growth in Alaskan Hardgear, partially offset by lower outerwear sales due to unseasonably warm weather in many parts of the country.

Gross profit increased 4.4% to $137.1 million, or 52.8% of net sales, compared to $131.2 million, or 52.4% of net sales, in the corresponding prior-year period. The increase in gross margin rate was primarily due to leverage gained from higher retail sales, partially offset by global promotions and clearance activity throughout the quarter.

Selling, general and administrative expenses increased 2.7% to $103.9 million, compared to $101.1 million in the same period a year ago. As a percentage of net sales, selling, general and administrative expenses decreased to 40.0%, compared to 40.4% in the corresponding prior-year period.

The increase in selling, general and administrative expenses was primarily due to increased occupancy, equipment and personnel costs to support the growth in the number of retail stores and increased demand during the peak season. The leverage gained was primarily driven by net sales growth and further benefited from reduced catalog spend, improved shipping rates and efficiencies gained at our distribution centers and call center. Contributing to these efficiencies was the ability to leverage the new distribution center in Dubuque, IA allowing the Company to lessen its reliance on more costly third-party logistics companies during the peak season. The Company also benefited from further omnichannel momentum with 10.7% of direct orders fulfilled and shipped directly from a retail store.

Balance Sheet and Liquidity

The Company ended the quarter with a cash balance of approximately $0.5 million, with net working capital of $83.4 million, $20.0 million outstanding on its $50.0 million term loan, $19.3 million outstanding on its $80.0 million line of credit and $30.8 million in fiscal 2019 of capital expenditures.

Fiscal 2020 Outlook

Given the unpredictability of the effects of the coronavirus on, among other things, consumer behavior, store traffic, store closings, production capabilities, timing of deliveries, our people, economic activity and the market generally in the coming weeks and months, the Company is unable to provide specific earnings guidance at this time.

In response to expected impacts to sales plans, the Company is focusing on managing expense and capital spending levels by reducing new store openings; deferring certain technology and infrastructure projects; adjusting inventory receipt plans, and evaluating its bank line of credit to confirm access to the maximum capacity and commitment available.

The table below recaps the Company’s fiscal 2019 stores and signed new store leases along with the opening timeframe.

FISCAL 2019 STORES		EXECUTED LEASES as of March 19, 2020
	Gross			Gross
Location	Square Footage	Location	Timing	Square Footage
Friendswood, TX	16,026	Short Pump, VA	Opened March 5, 2020	16,828
Katy, TX	16,000	Springfield, OR	Q3 Fiscal 2020	20,388
Wichita, KS	15,385	Orland Park, IL	Q3 Fiscal 2020	10,000
Spokane Valley, WA	15,656	Florence, KY	Q3 Fiscal 2020	11,441
Jacksonville, FL	14,557	Roseville, CA	Fiscal 2021	15,000
Rogers, AR	15,656	Cherry Hill, NJ	Fiscal 2021	11,441
Danbury, CT	9,792
Madison, AL	15,656
Kennesaw, GA	20,041
Round Rock, TX	15,536
Hoover, AL	15,656
Sandy, UT	15,602
Bloomington, MN	1,663
Franklin, TN	11,940
Knoxville, TN	15,385

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Thursday,  March 19, 2020 at 9:30 am Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)
•	Conference call replay available through April 2, 2020: 877-344-7529 (domestic) or 412-317-0088 (international)
•	Replay access code: 10139930
•	Live and archived webcast: ir.duluthtrading.com

Investors can pre-register for the earnings conference call to expedite their entry into the call and avoid waiting for a live operator. To pre-register for the call, please visit http://dpregister.com/10139930 and enter your contact information. You will then be issued a personalized phone number and pin to dial into the live conference call. Investors can pre-register any time prior to the start of the conference call.

About Duluth Trading

Duluth Trading is a rapidly growing lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience.  Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and our products are sold exclusively through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at http://www.duluthtrading.com/

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA).  See attached Table “Reconciliation of Net Income to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the three months and fiscal year ended February 2, 2020, versus the three months and fiscal year ended February 3, 2019. Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.  The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations.  While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading's plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein are forward-looking statements. You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading's current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading's control. Duluth Trading's expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on April 19, 2019, and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

Donni Case (310) 622-8224

Margaret Boyce (310) 622-8247

Financial Profiles, Inc.

Duluth@finprofiles.com

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(Tables Follow)

DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	February 2, 2020	February 3, 2019
ASSETS
Current Assets:
Cash	$538	$731
Receivables	3,121	4,639
Inventory, net	147,849	97,685
Prepaid expenses & other current assets	9,503	12,640
Prepaid catalog costs	1,181	2,503
Total current assets	162,192	118,198
Property and equipment, net	137,071	167,109
Operating lease right-of-use assets	120,431	—
Finance lease right-of-use assets, net	46,677	—
Restricted cash	51	2,354
Available-for-sale security	6,432	6,295
Other assets, net	1,196	1,349
Total assets	$474,050	$295,305
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$33,053	$25,363
Accrued expenses and other current liabilities	29,464	26,530
Income tax payable	3,427	218
Current portion of operating lease liabilities	10,674	—
Current portion of finance lease liabilities	1,600	—
Current maturities of long-term debt[1]	557	500
Total current liabilities	78,775	52,611
Operating lease liabilities, less current maturities	106,120	—
Finance lease liabilities, less current maturities	37,434	—
Long-term debt, less current maturities[2]	67,110	44,825
Deferred tax liabilities	8,505	9,722
Finance lease obligations under build-to-suit leases	—	23,034
Deferred rent obligations, less current maturities	—	5,003
Total liabilities	297,944	135,195
Treasury stock	(407)	(92)
Capital stock	90,902	89,849
Retained earnings	87,589	70,592
Accumulated other comprehensive loss	188	—
Total shareholders' equity of Duluth Holdings Inc.	178,272	160,349
Noncontrolling interest	(2,166)	(239)
Total shareholders' equity	176,106	160,110
Total liabilities and shareholders' equity	$474,050	$295,305

1Represents debt of the variable interest entity, TRI Holdings, LLC, that is consolidated in accordance with ASC 810, Consolidation. Duluth Trading Company is not the guarantor nor the obligor of this debt.

2Includes $27.8 million of TRI Holdings, LLC long-term debt.

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended		Fiscal Year Ended
	February 2, 2020	February 3, 2019	February 2, 2020	February 3, 2019
Net sales	$259,649	$250,541	$615,624	$568,102
Cost of goods sold (excluding depreciation and amortization)	122,587	119,290	287,475	257,700
Gross profit	137,062	131,251	328,149	310,402
Selling, general and administrative expenses	103,913	101,146	300,041	273,221
Operating income	33,149	30,105	28,108	37,181
Interest expense	1,340	2,311	4,471	5,949
Other income, net	37	215	291	383
Income before income taxes	31,846	28,009	23,928	31,615
Income tax expense	7,638	7,537	5,429	8,450
Net income	24,208	20,472	18,499	23,165
Less: Net (loss) income attributable to noncontrolling interest	(167)	(148)	(422)	9
Net income attributable to controlling interest	$24,375	$20,620	$18,921	$23,156
Basic earnings per share (Class A and Class B):
Weighted average shares of common stock outstanding	32,336	32,130	32,309	32,086
Net income per share attributable to controlling interest	$0.75	$0.64	$0.59	$0.72
Diluted earnings per share (Class A and Class B):
Weighted average shares and equivalents outstanding	32,336	32,344	32,371	32,317
Net income per share attributable to controlling interest	$0.75	$0.64	$0.58	$0.72

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Fiscal Year Ended
	February 2, 2020	February 3, 2019
Cash flows from operating activities:
Net income	$18,499	$23,165
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,083	12,594
Stock-based compensation	647	1,668
Deferred income taxes	(1,151)	7,999
Loss on disposal of property and equipment	—	162
Changes in operating assets and liabilities:
Receivables	1,518	(4,329)
Inventory	(50,164)	(11,013)
Prepaid expense & other current assets	5,429	(5,618)
Prepaid catalog costs	1,322	(3,261)
Trade accounts payable	7,564	10,282
Income taxes payable	3,209	(7,562)
Accrued expenses and deferred rent obligations	(2,260)	7,008
Net cash provided by operating activities	6,696	31,095
Cash flows from investing activities:
Purchases of property and equipment	(24,435)	(53,036)
Capital contributions towards build-to-suit stores	(6,354)	—
Principal receipts from available-for-sale security	117	28
Change in other assets	(15)	(438)
Consolidation of TRI Holdings, LLC	—	217
Deconsolidation of Schlecht Retail Ventures LLC	—	(506)
Net cash used in investing activities	(30,687)	(53,735)
Cash flows from financing activities:
Proceeds from line of credit	271,754	130,086
Payments on line of credit	(268,965)	(113,544)
Proceeds from other borrowings	20,000	—
Payments on long term debt	(495)	(416)
Payments on finance lease obligations under build-to-suit leases	(891)	—
Proceeds from finance lease obligations	—	2,281
Shares withheld for tax payments on vested restricted stock	(315)	(35)
Capital contributions to variable interest entities	—	—
Other	407	270
Net cash provided by financing activities	21,495	18,642
Decrease in cash and restricted cash	(2,496)	(3,998)
Cash and restricted cash at beginning of period	3,085	7,083
Cash and restricted cash at end of period	$589	$3,085

DULUTH HOLDINGS INC.

Reconciliation of Net Income to EBITDA and EBITDA to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Fiscal Year Ended
	February 2, 2020	February 3, 2019	February 2, 2020	February 3, 2019
Net income	$24,208	$20,472	$18,499	$23,165
Depreciation and amortization	6,149	4,407	22,083	12,594
Interest expense	1,340	2,311	4,471	5,949
Amortization of build-to-suit operating leases capital contributions	211	—	784	—
Income tax expense	7,638	7,537	5,429	8,450
EBITDA	$39,546	$34,727	$51,266	$50,158
Stock based compensation	365	363	647	1,668
Adjusted EBITDA	$39,911	$35,090	$51,913	$51,826

DULUTH HOLDINGS INC.

Segment Information

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Fiscal Year Ended
	February 2, 2020	February 3, 2019	February 2, 2020	February 3, 2019
Net sales
Direct	$162,822	$163,766	$350,371	$350,638
Retail	96,827	86,775	265,253	217,464
Total net sales	$259,649	$250,541	$615,624	$568,102
Operating income (loss)
Direct	$11,851	$8,981	$(10,203)	$(381)
Retail	21,298	21,124	38,311	37,562
Total operating income	33,149	30,105	28,108	37,181
Interest expense	1,340	2,311	4,471	5,949
Other income, net	37	215	291	383
Income before income taxes	$31,846	$28,009	$23,928	$31,615

DULUTH HOLDINGS INC.

Net Sales by Business

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Fiscal Year Ended
	February 2, 2020	February 3, 2019	February 2, 2020	February 3, 2019
Net sales
Men's	$183,183	$179,393	$419,122	$395,536
Women's	61,143	56,000	162,816	141,244
Hard goods/other	15,323	15,148	33,686	31,322
Total net sales	$259,649	$250,541	$615,624	$568,102